Exhibit 99.2

BioTime, Inc. and Subsidiaries to Raise $31 Million Through Sales of Common Shares

  Shares to be sold at the October 2, 2014 closing market share price
  Funds to be used in part for clinical trials

ALAMEDA, Calif.--(BUSINESS WIRE)--October 6, 2014--BioTime, Inc. (NYSE MKT:BTX) today announced that it has agreed to sell up to an aggregate of 9,431,398 common shares, in a registered direct offering at an offering price of $3.12 per share. The price per share was the closing price of our common shares on the NYSE MKT on October 2, 2014, the date on which we and the investors agreed upon the purchase price. BioTime expects to receive gross proceeds of $29,425,961 from the sale of those common shares. We will pay no fees or commissions to broker-dealers or any finder’s fees, nor will we issue any stock purchase warrants, in connection with the offer and sale of the shares.

The majority of the shares will be acquired by institutional investors. Two of our directors, Stephen C. Farrell and David Schlachet, each of whom has agreed to purchase 32,050 shares, and our largest shareholder Broadwood Partners, L.P., which has agreed to purchase 4,040,523 shares, will purchase shares in the offering. Neal Bradsher, one of our directors, is the President of the investment manager of Broadwood Partners, L.P.

Certain BioTime subsidiaries also sold 504,500 BioTime common shares that they held. Those shares were sold through Cantor Fitzgerald & Co., as sales agent, at $3.12 per share for aggregate net proceeds of approximately $1,558,905.

BioTime and the subsidiaries that sold BioTime shares intend to use the net proceeds from their sales to finance clinical trials of products under development, to finance their research and development programs, and for general working capital corporate purposes. BioTime may invest a portion of the proceeds in one or more of its subsidiaries.

“We are pleased with the quality of our growing number of institutional investors,” said Dr. Michael D. West, BioTime’s CEO. “This new capital raise, coupled with capital raised and clinical trial grants to our subsidiary Asterias Biotherapeutics, Inc. this year, will strengthen our capabilities as we and our subsidiaries advance our seven clinical-stage product development programs through what we anticipate will be important inflection points on the path to value creation for our shareholders.”

The common shares offered by BioTime in the registered direct offering are being offered and sold pursuant to a prospectus supplement dated as of October 3, 2014, which has been filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-183557), which became effective on September 7, 2012, and the base prospectus dated September 7, 2012. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described above, nor shall there be any sale of any such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias trades publicly under the symbol ASTY.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with four clinical studies currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE MKT, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com